FINANCIAL STATEMENTS

Financial Guaranty Insurance Company

December 31, 2003
with Report of Independent Auditors

                      Financial Guaranty Insurance Company

                              Financial Statements


                                December 31, 2003




                                    CONTENTS

Report of Independent Auditors.............................................. 1

Balance Sheets.............................................................. 3
Statements of Income........................................................ 4
Statements of Stockholder's Equity.......................................... 5
Statements of Cash Flows.................................................... 6
Notes to Financial Statements............................................... 7

                         Report of Independent Auditors

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying balance sheet of Financial Guaranty Insurance Company (the "Company") as of December 31, 2003, and the related statements of income, stockholder's equity and cash flows for the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 2003, and the results of its operations and its cash flows for the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003 in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

New York, New York
February 20, 2004

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholder
Financial Guaranty Insurance Company:


We have audited the accompanying predecessor basis balance sheet of Financial Guaranty Insurance Company as of December 31, 2002, and the related predecessor basis statements of income, stockholder's equity and cash flows for each of the years in the two-year period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 2002 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP



New York, New York
February 14, 2003



                      Financial Guaranty Insurance Company

                                 Balance Sheets

                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               SUCCESSOR        PREDECESSOR
                                                                               ---------        -----------
                                                                                       DECEMBER 31
                                                                                  2003              2002
                                                                            -----------------------------------
ASSETS
Fixed maturity securities, at fair value (amortized cost of
   $2,688,459 in 2003 and $2,744,614 in 2002)                                  $  2,691,922      $ 2,825,472
Short-term investments, at cost, which approximates fair value                       14,377           43,144
                                                                            -----------------------------------
Total investments                                                                 2,706,299        2,868,616

Cash                                                                                 78,645            7,260
Accrued investment income                                                            32,803           33,077
Receivable for securities sold                                                          170              991
Reinsurance recoverable                                                               8,065            8,371
Other reinsurance receivable                                                          5,295                -
Prepaid reinsurance premiums                                                        123,768          129,958
Deferred policy acquisition costs                                                     2,921           71,350
Receivable from related party                                                         9,759                -
Property and equipment, net of accumulated depreciation
   of $8,266 in 2002)                                                                     -              375
Prepaid expenses and other assets                                                     6,058            7,799
Federal income taxes receivable                                                         126                -
                                                                            -----------------------------------
Total assets                                                                   $  2,973,909      $ 3,127,797
                                                                            ===================================

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
   Unearned premiums                                                           $    918,882      $   683,532
   Loss and loss adjustment expenses                                                 40,467           47,868
   Ceded reinsurance balances payable                                                   114            2,239
   Accounts payable and accrued expenses                                             19,238           11,858
   Obligations under capital lease                                                    6,982
   Payable for securities purchased                                                       -            5,333
   Current federal income taxes payable                                                   -           97,477
   Deferred federal income tax liability                                             18,862           90,595
                                                                            -----------------------------------
Total liabilities                                                                 1,004,545          938,902

Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares
     authorized, issued and outstanding                                              15,000           15,000
   Additional paid-in capital                                                     1,857,772          383,511
   Accumulated other comprehensive income, net of tax                                 2,059           49,499
   Retained earnings                                                                 94,533        1,740,885
                                                                            -----------------------------------
Total stockholder's equity                                                        1,969,364        2,188,895
                                                                            -----------------------------------
Total liabilities and stockholder's equity                                     $  2,973,909      $ 3,127,797
                                                                            ===================================



SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.



                      Financial Guaranty Insurance Company

                              Statements of Income

                             (DOLLARS IN THOUSANDS)


                                           SUCCESSOR                         PREDECESSOR
                                           ---------                         -----------
                                                           PERIOD FROM
                                          PERIOD FROM        JANUARY
                                           DECEMBER          1, 2003
                                           18, 2003          THROUGH
                                       THROUGH DECEMBER      DECEMBER            YEAR ENDED DECEMBER 31
                                                                          ------------------------------------
                                           31, 2003          17, 2003           2002              2001
                                       -----------------------------------------------------------------------
Revenues:
   Gross premiums written                  $ 12,213          $  248,112     $  232,579         $  154,627
   Reassumed ceded premiums                   6,300              14,300          2,600              3,200
   Ceded premiums written                       (39)            (14,852)       (29,202)           (21,965)
                                       -----------------------------------------------------------------------
   Net premiums written                      18,474             247,560        205,977            135,862

   Increase in net unearned premiums         (9,892)           (105,811)       (71,080)           (33,380)
                                       -----------------------------------------------------------------------
Net premiums earned                           8,582             141,749        134,897            102,482

Net investment income                         4,269             112,619        119,595            124,992
Net realized gains                                -              31,506         68,546             77,043
Other income                                     44                 580          5,309              1,896
                                       -----------------------------------------------------------------------
Total revenues                               12,895             286,454        328,347            306,413

Expenses:
   Loss and loss adjustments expenses           236              (6,757)           501              1,752
   Underwriting expenses                      7,622              55,780         34,092             27,097
   Policy acquisition costs deferred         (2,931)            (23,641)       (14,911)           (11,742)
   Amortization of deferred policy
     acquisition costs                           10              15,563         15,261              8,472
                                       -----------------------------------------------------------------------
Total expenses                                4,937              40,945         34,943             25,579

Income before income taxes                    7,958             245,509        293,404            280,834

Income tax expense (benefit):
   Current                                    1,191              55,772         87,203             63,011
   Deferred                                     573              (1,612)       (11,385)             2,555
                                       -----------------------------------------------------------------------
Income tax expense                            1,764              54,160         75,818             65,566
                                       -----------------------------------------------------------------------

Income before extraordinary item              6,194             191,349        217,586            215,268
Extraordinary gain                           13,852                   -              -                  -
                                       -----------------------------------------------------------------------
Net income                                 $ 20,046          $  191,349     $  217,586         $  215,268
                                       =======================================================================


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                                                                                5

                      Financial Guaranty Insurance Company

                       Statements of Stockholder's Equity

                             (DOLLARS IN THOUSANDS)

                                                                                                          ACCUMULATED OTHER
                                                                                          ADDITIONAL        COMPREHENSIVE
                                                                        COMMON             PAID-IN          INCOME (LOSS),
                                                                         STOCK             CAPITAL            NET OF TAX
                                                                  -----------------------------------------------------------
PREDECESSOR
Balance at January 1, 2001                                               15,000          $    383,511         $ 23,120
   Net income                                                                 -                     -                -
   Other comprehensive loss:
     Change in fixed maturity securities available-for-sale                   -                     -          (36,940)
     Change in foreign currency translation adjustment                        -                     -           (1,112)

Total comprehensive income                                                    -                     -                -
Dividend declared                                                             -                     -                -
                                                                  -----------------------------------------------------------
Balance at December 31, 2001                                             15,000               383,511          (14,932)
   Net income                                                                 -                     -                -
   Other comprehensive income (loss):
     Change in fixed maturity securities available-for-sale                   -                     -           67,113
     Change in foreign currency translation adjustment                        -                     -           (2,682)

Total comprehensive income                                                    -                     -                -
Dividend declared                                                             -                     -                -
                                                                  -----------------------------------------------------------
Balance at December 31, 2002                                             15,000               383,511           49,499
   Net income                                                                 -                     -                -
   Other comprehensive income (loss):
     Change in fixed maturity securities available-for-sale                   -                     -             (424)
     Change in foreign currency translation adjustment                        -                     -            4,267

Total comprehensive income                                                    -                     -                -
Dividend declared                                                             -                     -                -
                                                                  -----------------------------------------------------------
Balance at December 17, 2003                                             15,000               383,511           53,342

SUCCESSOR
   Purchase accounting adjustments                                            -             1,474,261          (53,342)
   Net income                                                                 -                     -                -
   Other comprehensive income:
     Change in fixed maturity securities available for sale                   -                     -            2,059

Total comprehensive income                                                    -                     -                -
                                                                  -----------------------------------------------------------
Balance at December 31, 2003                                            $15,000          $  1,857,772         $  2,059
                                                                  ===========================================================





                                                                     RETAINED
                                                                     EARNINGS            TOTAL
                                                              ---------------------------------------
PREDECESSOR
Balance at January 1, 2001                                        $ 1,608,031        $  2,029,662
   Net income                                                         215,268             215,268
   Other comprehensive loss:
     Change in fixed maturity securities available-for-sale                 -             (36,940)
     Change in foreign currency translation adjustment                      -              (1,112)
                                                                                  -------------------
Total comprehensive income                                                  -             177,216
Dividend declared                                                    (200,000)           (200,000)
                                                              ---------------------------------------
Balance at December 31, 2001                                        1,623,299           2,006,878
   Net income                                                         217,586             217,586
   Other comprehensive income (loss):
     Change in fixed maturity securities available-for-sale                 -              67,113
     Change in foreign currency translation adjustment                      -              (2,682)
                                                                                  -------------------
Total comprehensive income                                                  -             282,017
Dividend declared                                                    (100,000)           (100,000)
                                                              ---------------------------------------
Balance at December 31, 2002                                        1,740,885           2,188,895
   Net income                                                         191,349             191,349
   Other comprehensive income (loss):
     Change in fixed maturity securities available-for-sale                 -                (424)
     Change in foreign currency translation adjustment                      -               4,267
                                                                                  -------------------
Total comprehensive income                                                  -             195,192
Dividend declared                                                    (284,300)           (284,300)
                                                              ---------------------------------------
Balance at December 17, 2003                                        1,647,934           2,099,787

SUCCESSOR
   Purchase accounting adjustments                                 (1,573,447)           (152,528)
   Net income                                                          20,046              20,046
   Other comprehensive income:
     Change in fixed maturity securities available for sale                 -               2,059
                                                                                  -------------------
Total comprehensive income                                                  -              22,105
                                                              ---------------------------------------
Balance at December 31, 2003                                      $    94,533        $  1,969,364
                                                              =======================================


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.




                      Financial Guaranty Insurance Company

                            Statements of Cash Flows

                             (DOLLARS IN THOUSANDS)

                                                        SUCCESSOR                     PREDECESSOR
                                                        ---------                     -----------
                                                       PERIOD FROM      PERIOD FROM
                                                         DECEMBER         JANUARY
                                                         18, 2003        1, 2003
                                                         THROUGH          THROUGH         YEAR ENDED DECEMBER 31
                                                         DECEMBER         DECEMBER        ----------------------
                                                         31, 2003         17, 2003          2002          2001
                                                    ---------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                              $ 20,046          $191,349       $217,586      $215,268
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Extraordinary gain                                  (13,852)                -             -             -
     Amortization of deferred policy acquisition              10            15,563        15,261         8,472
     costs
     Policy acquisition costs deferred                    (2,931)          (23,641)      (14,911)      (11,742)
     Net realized gains on investments                         -           (31,506)      (68,546)      (77,043)
     Change in unearned premiums                           2,460            86,250        70,741        31,406
     Change in loss and loss adjustment expenses             236            (7,644)         (987)        2,148
     Depreciation of property and equipment                    -                22            53           198
     Change in reinsurance recoverable                      (104)              410         1,269          (684)
     Change in prepaid reinsurance premiums                7,432            19,725           340         1,973
     Other reinsurance receivable                         (5,295)                -             -             -
     Change in federal income taxes receivable              (172)           (2,407)            -             -
     Change in receivable from affiliate                     (76)           (9,811)            -             -
     Change in accrued investment income, and
     payable,                                             (5,065)            6,292         2,769         5,949
       prepaid expenses and other assets
     Change in ceded reinsurance balances and
       accounts payable and accrued expenses               6,485             1,804        (5,867)        4,014
     Deferred federal income tax liability                   573            (1,612)      (11,385)        2,555
     Amortization of fixed maturity securities               693            21,129        12,081         5,320
     Change in current federal income taxes payable            -           (97,477)        9,748        10,637
                                                    ---------------------------------------------------------------
Net cash provided by operating activities                 10,440           168,446       228,152       198,471
                                                    ---------------------------------------------------------------

INVESTING ACTIVITIES
Sales and maturities of fixed maturity securities          1,780         1,028,103     2,155,864     2,106,761
Purchases of fixed maturity securities                         -          (877,340)   (2,478,839)   (1,989,270)
Purchases, sales, and maturities of short-term
   investments, net                                      (12,736)           41,504       212,127      (131,339)
Receivable for securities sold                               538               283          (991)            -
Payable for securities purchased                               -            (5,333)       (9,334)       14,667
                                                    ---------------------------------------------------------------
Net cash (used in) provided by investing activities      (10,418)          187,217      (121,173)          819
                                                    ---------------------------------------------------------------

FINANCING ACTIVITIES
Dividends paid                                                 -          (284,300)     (100,000)     (200,000)
                                                    ---------------------------------------------------------------
Net cash used in financing activities                          -          (284,300)     (100,000)     (200,000)
                                                    ---------------------------------------------------------------

Net increase (decrease) in cash                               22            71,363         6,979          (710)
Cash at beginning of year                                 78,623             7,260           281           991
                                                    ---------------------------------------------------------------
Cash at end of year                                     $ 78,645          $ 78,623       $ 7,260       $   281
                                                    ===============================================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                      Financial Guaranty Insurance Company

                          Notes to Financial Statements

                                December 31, 2003
                             (DOLLARS IN THOUSANDS)


1. BUSINESS AND ORGANIZATION

Financial Guaranty Insurance Company (the "Company") is an wholly-owned subsidiary of FGIC Corporation (the "Parent"). The Parent was a wholly-owned subsidiary of General Electric Capital Corporation ("GE Capital"). The Company provides financial guaranty insurance for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "AAA" by Fitch Ratings, Inc. ("Fitch"). The Company is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC"), collectively the "Investor Group", completed the acquisition (the "Transaction") of FGIC Corporation from a subsidiary of GE Capital in a transaction valued at approximately $2,200,000. At the closing of the Transaction, the Investor Group, acting through an affiliate, paid GE Capital a cash purchase price of approximately $1,600,000, which was funded by equity investments by the Investor Group and borrowings of approximately $227,300 under a bridge loan facility within an affiliate of Bank of America Corporation. The bridge loan originally was to mature on December 16, 2004; however, the bridge loan was repaid with the proceeds of the Senior Notes issued on January 12, 2004 (see Note 15). In addition, FGIC Corporation paid GE Capital approximately $284,300 in pre-closing dividends and GE Capital retained 2,346 shares of Convertible Preferred Stock (the "Senior Preferred Shares") with an aggregate liquidation preference of $234,600 and approximately 5% of FGIC Corporation's common stock. PMI is the largest stockholder of FGIC Corporation, owning approximately 42% of its common stock at December 31, 2003. Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corporation's common stock, respectively, at December 31, 2003.

                      Financial Guaranty Insurance Company

                    Notes to Financial Statements (continued)

                             (DOLLARS IN THOUSANDS)


2. BASIS OF PRESENTATION

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York Department of Insurance (the "Department") (see Note
4).

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's significant accounting policies are as follows:

A. INVESTMENTS

The Company classifies all of its fixed maturity securities as available-for-sale, which is recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive income, net of applicable income taxes. Short-term investments are carried at cost, which approximates fair value.

Bond discounts and premiums are amortized over the remaining term of the securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities which have been determined to be other-than-temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

B. PREMIUM REVENUE RECOGNITION

Premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk based on total exposure outstanding at any point in time. Installment premiums are collected periodically and premiums are reflected in income pro rata over the period covered by the premium payment. Unearned premiums represent the portion of premiums received that is

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

applicable to future periods on policies in force. When an obligation insured by the Company has been refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is repaid or fully defeased prior to stated maturing. Ceded premiums are earned in a manner consistent with the underlying policies.

C. POLICY ACQUISITION COSTS

Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, state premium taxes and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs and net investment income are considered in determining the recoverability of acquisition costs.

D. LOSS AND LOSS ADJUSTMENT EXPENSES

Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of future loss is probable and for which the expected losses can be reasonably estimated. Case reserves are established for the net present value of estimated losses on particular insured obligations. These reserves represent an estimate of the present value of the anticipated shortfall, net of reinsurance, between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. As of December 31, 2003 and 2002, discounted case-basis loss and loss adjustment expense reserves were $18,900 and $21,500, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 4.4% in 2003 and 3.4% in 2002. The amount of the discount at December 31, 2003 and 2002 was $3,400 and $4,000, respectively. The discount rate used is based upon the risk-free rate for the average maturity of the applicable bond sector.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)




3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to case reserves, the Company establishes reserves to cover those impaired credits on its credit watch list. These reserves are designed to recognize the potential for claims on credits that have migrated to an impaired level where there is an increased probability of default, but that are not presently or imminently in payment default. The methodology for establishing and calculating the watch list reserve relies on a categorization and assessment of the probability of default, and loss severity given default, of the impaired credits on the list. The reserve applies to the group of credits at various stages of impairment, not each individual credit, as is the situation in a case basis reserve. The watch list reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. As of December 31, 2003, such reserves were $21,600. Prior to the Transaction, the Company established similar reserves based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 2002, such reserves were $26,400.

The reserve for loss and loss adjustment expenses is based upon estimates and, in management's opinion, the reserves for loss and loss adjustment expenses are adequate. However, actual results will likely differ from those estimates.

E. INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains and losses on available-for-sale fixed maturity securities, premium revenue recognition, deferred acquisition costs, discount on loss and loss adjustment reserves and certain loss reserves, alternative minimum tax (AMT) credit carry forwards and profit commission. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 4). The amounts deducted must be included in taxable income upon their release from the reserves. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. Government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F. PROPERTY AND EQUIPMENT

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements, which are reported at, cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

G. GOODWILL

Effective January 1, 2002, the FGIC Corporation adopted Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("SFAS 142"). Under SFAS No. 142, goodwill is no longer amortized but rather is tested for impairment at least annually.

In accounting for the acquisition of FGIC Corporation by the Investor Group in 2003, the Company has applied purchase accounting as prescribed by Statement of Financial accounting Standards No. 141 Business Combinations ("SFAS 141") and Securities and Exchange Commission Staff Accounting Bulletin 54. Under this accounting method, the purchase price has been pushed down into the accompanying financial statements, with the difference between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed resulting in negative goodwill of $27,300 at December 18, 2003. In accordance with SFAS 141 the Company reduced the value assigned to non-financial assets, the remaining negative goodwill of $13,852 was recorded as an extraordinary gain in the consolidated statement of income. In 1989, when FGIC Corporation was acquired by GE Capital, FGIC Corporation did not push down the purchase price and related goodwill to the Company.

As a result of the purchase accounting effective on December 18, 2003, the basis of the assets and liabilities has changed, which necessitates the presentation of Predecessor Company and the Successor Company columns in the Consolidated Balance Sheet, Statements of Income, Shareholders' Equity and Cash Flows.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

H. FOREIGN CURRENCY TRANSLATION

The Company has an established foreign branch in the United Kingdom and exposure in France and determined that the functional currencies of these branches are their local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 2003 and 2002 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain (loss) at December 31, 2003 and 2002 was $0 and $(2,729), respectively, net of tax expense (benefit) of $0 and $(1,470), respectively, and is reported as a separate component of accumulated other comprehensive income in the statement of stockholders' equity.

I. NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Financial Interpretation Number 46, Consolidation of Variable Interest Entities ("FIN 46"), which the Company adopted on July 1, 2003. FIN 46's consolidation criteria are based upon analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change not a change in the underlying economics associated with the transactions, which may be affected by the Interpretation. FIN 46 clarifies the consolidation criteria for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity.

As a part of its structured finance business, the Company insures debt obligations or certificates issued by special purposes entities. At December 31, 2003, the Company had $1,021,000 of gross principal outstanding related to insurance contracts issued to commercial paper conduits--variable interest entities under FIN 46--which the Company does not believe requires consolidation but which requires disclosure. With respect to the remainder of the municipal finance and structured finance transactions insured, the Company has evaluated the transactions, and does not believe any such transactions require consolidation or disclosure under FIN 46.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



4. STATUTORY ACCOUNTING PRACTICES

The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by the Department. The National Association of Insurance Commissioners ("NAIC") approved the codification project ("Codification") effective January 1, 2001 and the Department adopted certain but not all provisions of Codification.

The following are the significant differences between the Company's statutory-basis accounting practices and GAAP:

(a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time under GAAP;

(b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned under GAAP;

(c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

(d) certain assets designated as nonadmitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

(e) deferred tax assets are limited to 1) the amount of federal income taxes paid in prior years that can be recovered through loss carry backs for existing temporary differences that reverse by the end of the subsequent calendar year, plus 2) the lesser of the remaining gross deferred tax assets expected to be realized within one year of the balance sheet date or 10% of capital and surplus excluding any net deferred tax assets, EDP equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities. The remaining deferred tax assets are non-admitted. Deferred taxes do not include amounts for state income taxes. Under GAAP, state income taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



4.     STATUTORY ACCOUNTING PRACTICES (CONTINUED)

(f) purchases of tax and loss bonds are reflected as admitted assets; while under GAAP they are recorded as federal income tax payments;

(g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP;

(h) profit commissions are recognized as received while under GAAP management's best estimate of the Company's ultimate recoverable is accrued; and

(i) case reserves are discounted at the average investment portfolio yield for statutory purposes and at the risk-free rate under GAAP.

Statutory-basis surplus of the Company at December 31, 2003 and 2002 was $1,153,500 and $977,573, respectively. Statutory-basis net income (loss) for the period from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the years ended December 31, 2002 and 2001 was ($1,669), $180,091, $205,476 and $206,893, respectively.

5. INVESTMENTS

Investments in fixed maturity securities carried at fair value of $3,900 as of December 31, 2003 and 2002 were on deposit with various regulatory authorities as required by law.

The amortized cost and fair values of investments in fixed maturity securities classified as available-for-sale are as follows:



                                                                       SUCCESSOR
                                       --------------------------------------------------------------------
                                                             GROSS            GROSS
                                                          UNREALIZED        UNREALIZED
                                        AMORTIZED COST       GAINS             LOSSES         FAIR VALUE
                                       --------------------------------------------------------------------
AT DECEMBER 31, 2003:
   Obligations of states and
     political subdivisions              $  2,363,870        $ 3,098         $   538         $ 2,366,430
   Asset and mortgage backed                  245,394            630             394             245,630
   U.S. Treasury securities and
     obligations of U.S. Government
     corporations and agencies                  4,280              -              35               4,245
   Debt securities issued by foreign
     governments                               44,405            737               -              45,142
Preferred stock                                30,510             14              49              30,475
                                       --------------------------------------------------------------------
Total                                    $  2,688,459        $ 4,479         $ 1,016         $ 2,691,922
                                       ====================================================================

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



5. INVESTMENTS (CONTINUED)


                                                                     PREDECESSOR
                                       --------------------------------------------------------------------
                                                             GROSS            GROSS
                                          AMORTIZED       UNREALIZED        UNREALIZED
                                             COST            GAINS            LOSSES         FAIR VALUE
                                       --------------------------------------------------------------------
AT DECEMBER 31, 2002:
   Obligations of states and
     political subdivisions              $  2,141,391      $  73,155        $  4,586        $  2,209,960
   Asset and mortgage backed                  525,607         10,900              63             536,444
   U.S. Treasury securities and
     obligations of U.S. Government
     corporations and agencies                  3,365            833               -               4,198
   Debt securities issued by foreign
     governments                               43,653          1,127               -              44,780
Preferred stock                                30,598              7             515              30,090
                                       --------------------------------------------------------------------
Total                                    $  2,744,614      $  86,022        $  5,164        $  2,825,472
                                       ====================================================================

The following table shows gross unrealized losses and fair value of fixed maturity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2003:



                                                                       SUCCESSOR
                                     ------------------------------------------------------------------------------
                                        LESS THAN 12 MONTHS        12 MONTHS OR MORE               TOTAL
                                     ------------------------------------------------------------------------------
                                      FAIR VALUE   UNREALIZED   FAIR VALUE   UNREALIZED    FAIR VALUE  UNREALIZED
                                                     LOSSES                    LOSSES                    LOSSES
                                     ------------------------------------------------------------------------------
Obligations of states and political
   subdivisions                        $  786,381    $   538       $ -          $  -       $   786,381    $   538
Asset and mortgage backed                 209,032        394         -             -           209,032        394
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies                4,245         35         -             -             4,245         35
Preferred stock                            13,450         49         -             -            13,450         49
                                     ------------------------------------------------------------------------------
Total temporarily impaired            $ 1,013,108    $ 1,016       $ -          $  -       $ 1,013,108    $ 1,016
   securities                        ==============================================================================

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



5. INVESTMENTS (CONTINUED)

The amortized cost and fair values of investments in fixed maturity securities, available-for-sale at December 31, 2003, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                          SUCCESSOR
                                                           ----------------------------------------
                                                                AMORTIZED             FAIR
                                                                  COST                VALUE
                                                           ----------------------------------------
Due one year later or less                                    $      19,538       $      19,803
Due after one year through five years                                53,164              53,539
Due after five years through ten years                            1,050,670           1,052,355
After ten years                                                   1,565,087           1,566,225
                                                           ----------------------------------------
Total                                                         $   2,688,459       $   2,691,922
                                                           ========================================


For the period from December 18, 2003 through December 31, 2003, January 1, 2003 through December 17, 2003 and the years ended December 31, 2002 and 2001, proceeds from sales of available-for-sale securities were $1,780, $1,023,378, $2,155,829, and $2,106,761, respectively. For the period from January 1, 2003 through December 17, 2003 and the years ended December 31, 2002 and 2001, gross gains of $31,700, $68,600 and $78,400 respectively, and gross losses of $200, $100 and $1,400, respectively, were realized on such sales.

Net investment income of the Company is derived from the following sources:


                                                  SUCCESSOR                     PREDECESSOR
                                                  ---------                     -----------
                                                 PERIOD FROM      PERIOD FROM
                                                   DECEMBER         JANUARY
                                                   18, 2003         1, 2003              YEAR ENDED
                                                   THROUGH          THROUGH              DECEMBER 31
                                                   DECEMBER         DECEMBER      ---------------------------
                                                   31, 2003         17, 2003         2002          2001
                                               --------------------------------------------------------------
Income from fixed maturity securities              $    4,294     $   111,075      $  113,108   $   120,162
Income from short-term investments                         12           2,326           7,485         5,838
                                               --------------------------------------------------------------
Total investment income                                 4,306         113,401         120,593       126,000
Investment expenses                                       (37)           (782)           (998)       (1,008)
                                               --------------------------------------------------------------
Net investment income                              $    4,269     $   112,619      $  119,595   $   124,992
                                               ==============================================================

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)




5. INVESTMENTS (CONTINUED)

As of December 31, 2003, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

                                         FAIR VALUE
                                      -----------------

New York                                   $    258,356
Florida                                         222,205
Texas                                           212,768
New Jersey                                      164,427
Illinois                                        142,017
California                                      128,059
Michigan                                        107,879
Pennsylvania                                    100,434
Maryland                                         98,411
Ohio                                             80,416
                                         -----------------
                                              1,514,972
All other states                                871,259
All other investments                           320,068
                                         -----------------
                                            $ 2,706,299
                                         =================

6. INCOME TAXES

For the period ending on the closing date of the Transaction, the Company files its federal tax return as part of the consolidated return of GE Capital. Under the tax sharing agreement with GE Capital, tax is allocated to the Company based upon its respective contributions to consolidated net income. For the period subsequent to the closing date of the sale transaction, the Company will become eligible to file its own consolidated federal return.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



6. INCOME TAXES (CONTINUED)

The Company's effective federal income tax rate is less than the corporate tax rate on ordinary income of 35%, primarily due to tax-exempt interest on municipal investments.

The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes:


                                                 SUCCESSOR                         PREDECESSOR
                                                 ---------                         -----------
                                                PERIOD FROM        PERIOD FROM
                                             DECEMBER 18, 2003   JANUARY 1, 2003       YEAR ENDED DECEMBER 31
                                              THROUGH DECEMBER   THROUGH DECEMBER  --------------------------------
                                                  31, 2003           17, 2003           2002            2001
                                             ----------------------------------------------------------------------
    Income taxes computed on income before       $    2,785         $  85,928         $  102,691      $   98,292
      provision for Federal income taxes,
      at the statutory rate
    Tax effect of:
       Tax-exempt interest                             (979)          (26,112)           (26,788)        (32,730)
       Other, net                                       (42)           (5,656)               (85)              4
                                             ----------------------------------------------------------------------
    Provision for income taxes                   $    1,764         $  54,160         $   75,818      $   65,566
                                             ======================================================================

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



6. INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2003 and 2002 are presented below:


                                                                   SUCCESSOR       PREDECESSOR
                                                                   ---------       -----------
                                                                     2003              2002
                                                               -----------------------------------
Deferred tax assets:
   Loss and loss adjustment expense reserves                       $    6,026      $     7,495
   AMT credit carryforward                                                276                -
   Property and equipment                                                   -              656
   Foreign currency                                                         -            1,470
   Deferred compensation                                                  221              319
   Premium revenue recognition                                          1,129                -
   Capital lease                                                        2,444                -
   Net operating loss                                                   4,690                -
   Other                                                                  426              934
                                                               -----------------------------------
Total gross deferred tax assets                                        15,212           10,874
                                                               -----------------------------------

Deferred tax liabilities:
   Unrealized gains on fixed maturity securities,
     available-for-sale                                                29,462           28,123
   Deferred acquisition costs                                           1,022           24,973
   Premium revenue recognition                                              -           45,640
   Profit commission                                                    2,108            2,671
   Foreign currency                                                       916                -
   Other                                                                  566               62
                                                               -----------------------------------
Total gross deferred tax liabilities                                   34,074          101,469
                                                               -----------------------------------
Net deferred tax liability                                         $   18,862      $    90,595
                                                               ===================================


The Company's net operating loss carry forwards of $13,400 expire in 2023. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2003 and 2002.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



6. INCOME TAXES (CONTINUED)

Total federal income tax payments during the period from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the years ended December 31, 2002 and 2001 were $0, $156,800, $77,500 and $38,300, respectively.

7. REINSURANCE

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies insured by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer to cover costs of producing business.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers, to meet internal, rating agency or regulatory single risk limits, to diversify risk and to reduce capital needs. The Company currently arranges reinsurance on only a facultative (transaction by transaction) basis. Prior to 2003, the Company also had treaty reinsurance agreements that provided coverage for a specified portion of the exposure under all qualifying policies issued during the term of the treaty.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even in cases where reinsurers fail to perform their obligations under the various reinsurance agreements. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a significant ratings downgrade of the reinsurer or the occurrence of certain other special cancellation events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In recent years, a number of the Company's reinsurers have been downgraded by the rating agencies, thereby reducing the financial benefits of using reinsurance under the rating agency capital adequacy models because the Company must allocate additional capital to the related reinsured exposure. The Company still receives statutory credit for this reinsurance. In connection with such a downgrade, the Company reassumed $6,300, $14,300, $2,600 and $3,200, of ceded premiums for the period from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the years ended December 31, 2002 and 2001, respectively, from the reinsurers.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



7. REINSURANCE (CONTINUED)

The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $53,200 at December 31, 2003 that can be drawn on in the event of default by the reinsurer.

The effect of reinsurance on the balances recorded in the consolidated statements of income is as follows:


                                                 SUCCESSOR                         PREDECESSOR
                                                 ---------                         -----------
                                                PERIOD FROM        PERIOD FROM
                                             DECEMBER 18, 2003   JANUARY 1, 2003       YEAR ENDED DECEMBER 31
                                              THROUGH DECEMBER   THROUGH DECEMBER  --------------------------------
                                                  31, 2003           17, 2003           2002            2001
                                             ----------------------------------------------------------------------
   Net premiums earned                            $   1,236          $  20,300        $   27,000      $  20,600
   Loss and loss adjustment expenses              $       -          $   1,700        $      800      $     700


8. LOSS AND LOSS ADJUSTMENT EXPENSES

Activity in the reserve for loss and loss adjustment expenses is summarized as follows:


                                            SUCCESSOR                           PREDECESSOR
                                            ---------                           -----------
                                                               PERIOD FROM
                                                               JANUARY 1,
                                        DECEMBER 18, 2003     2003 THROUGH         YEAR ENDED DECEMBER 31
                                         THROUGH DECEMBER       DECEMBER      ----------------------------------
                                             31, 2003           17, 2003             2002             2001
                                       -------------------------------------------------------------------------
    Balance at beginning of period          $   40,224          $   47,868      $   48,855         $  46,707
    Less reinsurance recoverable                (8,058)             (8,371)         (9,640)           (8,956)
                                       -------------------------------------------------------------------------
    Net balance                                 32,166              39,497          39,215            37,751
                                       -------------------------------------------------------------------------
    Incurred related to:
      Current period                                 -               5,000           5,074                 -
      Prior periods                                236              (8,337)          3,127             1,752
      Watchlist reserves                             -              (3,420)         (7,700)                -
                                       -------------------------------------------------------------------------
    Total incurred                                 236              (6,757)            501             1,752
                                       -------------------------------------------------------------------------

    Paid related to:
      Current period                                 -                   -               -                 -
      Prior periods                                  -                (574)           (219)             (288)
                                       -------------------------------------------------------------------------
    Total paid                                       -                (574)           (219)             (288)
                                       -------------------------------------------------------------------------

    Net balance                                 32,402              32,166          39,497            39,215
    Plus reinsurance recoverable                 8,065               8,058           8,371             9,640
                                       -------------------------------------------------------------------------
    Balance at end of period                $   40,467          $   40,224      $   47,868         $  48,855
                                       =========================================================================

                      Financial Guaranty Insurance Company

                    Notes to Financial Statements (continued)

                             (DOLLARS IN THOUSANDS)



8. LOSS AND LOSS ADJUSTMENT EXPENSES (CONTINUED)

During the period from January 1, 2003 through December 17, 2003, the overall decrease in case reserves was driven by a reduction in reserves previously established on several structured finance transactions of one particular issuer. Certain transactions related to the issuer were identified as potential problem credits in 2001 and 2000 and case reserves were established during those years. In 2002, there was further adverse development on such transactions and a determination was made by management that several other transactions related to that issuer also required case reserves.

9. RELATED PARTY TRANSACTIONS

The Company had various agreements with subsidiaries of General Electric Company and GE Capital. These business transactions included certain payroll and office expenses, investment fees pertaining to the management of the Company's investment portfolio and telecommunication service charges. Approximately $1,600, $2,200 and $1,200 in expenses were incurred in the period from January 1, 2003 through December 17, 2003 and for the years ended December 31, 2002 and 2001, respectively, related to such transactions and are reflected in the accompanying consolidated financial statements.

As part of the Transaction, the Company entered into a transitional services agreement with GE Capital to provide certain administrative and support services in exchange for certain scheduled fees during the 12 months following the date of the agreement. Investment management services continue to be provided by GE Capital. The Company plans to transfer investment management services by the end of the first quarter of 2004 to Blackrock Financial Management, Inc. and Wellington Management Company, LLP.

In connection with the Transaction, the Company entered into a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures, computer hardware and software used by the Company (see Note 13).

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



9. RELATED PARTY TRANSACTIONS (CONTINUED)

In connection with the Transaction, the Company entered into the $300,000 Soft Capital Facility with GE Capital as lender and administrative agent. The Soft Capital Facility, which replaced the capital support facility that the Company previously had with GE Capital, has an initial term of eight years. The commitment of GE Capital or any other lender which GE Capital may syndicate to under the Soft Capital Facility can be extended for one-year terms at the request of the Company and with the consent of such lender. During the term of the Soft Capital Facility, the Company may borrow thereunder if the cumulative losses (net of reinsurance and net of recoveries) it incurs with regard to its public finance insured portfolio exceed certain predetermined amounts, which amount initially is the greater of $500,000 and 3.6% of the Company's average annual debt service on its public finance insured portfolio and escalates each year during the term of the Soft Capital Facility. The amount that the Company may borrow at any given time cannot exceed the lesser of such excess cumulative loss and the unutilized commitments of the lender under the Soft Capital Facility. Any repayment of amounts drawn under the Soft Capital Facility is limited primarily to the amount of any recoveries of losses related to policy obligations in the covered public finance insured portfolio. No amounts are currently outstanding under this facility. The Soft Capital Facility replaced a prior agreement with GE Capital which was cancelled on the date of the Transaction. Under the terms of an agreement dated May 14, 1993 and renewed through December 17, 2003, GE Capital had agreed to purchase common shares up to an aggregate fair value of $300,000 in the event that a rating downgrade of the Company and its subsidiary, FGIC, are imminent. In exchange for this commitment, the Company paid an annual commitment fee of 0.60% of the then outstanding commitment at each quarter end.

As part of the Transaction, GE Capital and the Company entered into a reimbursement agreement, which covers losses incurred in excess of $5,000 related to several structured finance transactions of one particular issuer. The agreement is subject to a maximum of $25,000.

The Company also insured certain nonmunicipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $20 for the period from January 1, 2003 through December 18, 2003, $50 in 2002 and $100 in 2001. As of December 31, 2003, par outstanding on these deals before reinsurance was $35,000.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



9. RELATED PARTY TRANSACTIONS (CONTINUED)

The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1% of gross premiums written) in 2003, 2002 and 2001.

As of December 31, 2003, receivable from related parties of $9,759 are due from GE Capital and its affiliates for prepaid taxes.

10. COMPENSATION PLANS

Officers and other key employees of the Company participate in the incentive compensation and deferred compensation plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $3,996, $10,087, $3,800 and $2,700 for the period from December 18, 2003 through December 31, 2003, the period from January 1, 2003 through December 17, 2003 and the years ended December 31, 2002 and 2001, respectively and are reflected in the accompanying financial statements. The increase in 2003 is driven by transaction related costs which include retention bonuses and sign-on bonuses to new hires post-acquisition.

11. DIVIDENDS

Under New York insurance law, the Company may pay a dividend to FGIC Corporation only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2003 and 2002, and (b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ended on the preceding December 31, without the prior approval of the New York State Superintendent of Insurance. In connection with the Transaction, FGIC Corporation agreed that no dividends will be paid by the Company until December 18, 2005, without prior approval of the New York State Insurance Department.

During the period from January 1, 2003 through December 17, 2003 and for the years ended December 31, 2002 and 2001, the Company declared and paid dividends to FGIC Corporation of $284,300, $100,000 and $200,000, respectively. The $284,300 and $200,000 in dividends declared in 2003 and 2001, respectively, were approved by the New York State Superintendent of Insurance as extraordinary dividends.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



12. FINANCIAL INSTRUMENTS

   (A) FAIR VALUE OF FINANCIAL INSTRUMENTS
        The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

              FIXED MATURITY SECURITIES: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities are included in the consolidated balance sheets and in note 5.

              SHORT-TERM INVESTMENTS: Short-term investments are carried at cost, which approximates fair value.

              CASH, ACCRUED INVESTMENT INCOME, PREPAID EXPENSES AND OTHER ASSETS, RECEIVABLE FROM RELATED PARTIES, CEDED REINSURANCE BALANCES PAYABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES AND PAYABLE FOR SECURITIES PURCHASED: The carrying amounts of these items approximate their fair values.

        The estimated fair values of the Company's financial instruments at December 31, 2003 and 2002 are as follows:


                                             SUCCESSOR                  PREDECESSOR
                                             ---------                  -----------
                                                2003                        2002
                                             ---------                  -----------
                                       CARRYING        FAIR        CARRYING        FAIR
                                        AMOUNT        VALUE         AMOUNT        VALUE
                                    ---------------------------------------------------------
Financial assets:
   Cash:
    On hand and in-demand accounts    $    78,645   $    78,645   $     7,260   $     7,260
    Short-term investments                 14,377        14,377        43,144        43,144
    Fixed maturity securities           2,691,922     2,691,922     2,825,472     2,825,472

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



12. FINANCIAL INSTRUMENTS (CONTINUED)

              FINANCIAL GUARANTIES: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The estimated fair values of such financial guaranties is $830,881 compared to a carrying value of $824,595 as of December 31, 2003 and is $581,764 compared to a carrying value of $521,721 as of December 31, 2002.

              As of December 31, 2003 and 2002, the net present value of future installment premiums was $111,200 and $100,200, respectively, discounted at 5% at December 31, 2003 and 2002.

   (B) CONCENTRATIONS OF CREDIT RISK
        The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or over-collateralization.

        In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



12. FINANCIAL INSTRUMENTS (CONTINUED)

        As of December 31, 2003, the Company's total insured principal exposure to credit loss in the event of default by bond issues was $206,745,000, net of reinsurance of $27,359,000. The Company's insured portfolio as of December 31, 2003 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

As of December 31, 2003, the composition of principal exposure by type of issue, net of reinsurance, was as follows:

                                                                 SUCCESSOR
                                                         --------------------
                                                            NET PRINCIPAL
                                                               OUTSTANDING
                                                         --------------------
Municipal:
  General obligation                                        $   103,236,000
  Special revenue                                                85,696,000
  Industrial revenue                                                397,000
  Nonmunicipal                                                   17,416,000
                                                         --------------------
Total                                                       $   206,745,000
                                                         ====================

As of December 31, 2003, the composition of principal exposure ceded to reinsurers was as follows:

                                                                SUCCESSOR
                                                        -----------------------
                                                           CEDED PRINCIPAL
                                                              OUTSTANDING
                                                        -----------------------
Reinsurer:
  Ace Guaranty Inc.                                        $     9,755,000
  Radian Reinsurance Company                                     6,742,000
  American Re-Insurance Company                                  2,876,000
  RAM Reinsurance Company                                        2,443,000
  Other                                                          5,543,000
                                                        -----------------------
Total                                                      $    27,359,000
                                                        =======================

The Company did not have recoverables in excess of 3% of equity from any single reinsurer.

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



12. FINANCIAL INSTRUMENTS (CONTINUED)

The Company's gross and net exposure outstanding, which includes principal and interest, was $392,200,000 and $343,400,000, respectively, as of December 31, 2003.

The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom. Principal exposure outstanding at December 31, 2003 by state, net of reinsurance, was as follows:

                                                              SUCCESSOR
                                                       -----------------------
                                                           NET PRINCIPAL
                                                            OUTSTANDING
                                                       -----------------------

                    California                            $     24,821,600
                    New York                                    18,630,900
                    Pennsylvania                                15,992,600
                    Florida                                     14,975,600
                    Illinois                                    13,933,900
                    Texas                                       10,556,500
                    New Jersey                                   9,428,500
                    Michigan                                     7,834,900
                    Ohio                                         5,945,700
                    Washington                                   5,928,100
                                                       -----------------------
                    Subtotal                                   128,048,300
                    Other states                                64,480,100
                    Mortgage and asset backed                   14,047,800
                    International                                  168,600
                                                       -----------------------
                    Total                                 $    206,744,800
                                                       =======================

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)


13. COMMITMENTS

The Company leases office space under an operating lease agreement. Rent expense under the operating lease for the period from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the years ended December 31, 2002 and 2001 was $90, $3,210, $4,300 and $2,200, respectively.

                                                       AMOUNT
                                                   ---------------
Year:
   2004                                               $  1,910
   2005                                                  1,983
   2006                                                  2,085
   2007                                                  2,085
   2008                                                  1,216
                                                   ---------------
Total minimum future rental payments                  $  9,279
                                                   ===============

In connection with the transaction, the Company entered into a capital lease with a related party, covering leasehold improvements and computer equipment to be used at its home office. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows:

                                                         SUCCESSOR
                                                        -------------
                                                           AMOUNT
                                                        -------------
Year ending December 31:
   2004                                                     $1,750
   2005                                                      1,646
   2006                                                      1,570
   2007                                                      1,545
   2008                                                      1,390
Thereafter                                                     265
                                                        -------------
Total                                                        8,166
Less: interest                                               1,184
                                                        -------------
Present value of minimum lease payments                     $6,982
                                                        =============

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)


14. COMPREHENSIVE INCOME

Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains on investment securities and foreign currency transaction adjustments.

The components of other comprehensive income for the period from December 18, 2003 through December 31, 2003, period from January 1, 2003 through December 17, 2003 and the years ended December 31, 2002 and 2001 or as follows:


                                                                                      SUCCESSOR
                                                                       -----------------------------------------
                                                                         PERIOD FROM DECEMBER 18, 2003 THOUGH
                                                                                  DECEMBER 31, 2003
                                                                       -----------------------------------------
                                                                          BEFORE         TAX         NET OF
                                                                           TAX                         TAX
                                                                          AMOUNT                     AMOUNT
                                                                       -----------------------------------------
Unrealized holding gains arising during the period                        $ 3,168      $ (1,109)     $  2,059
Less reclassification adjustment for gains realized in net income               -             -             -
                                                                       -----------------------------------------
Unrealized gains on investments                                             3,168        (1,109)        2,059
Foreign currency translation adjustment                                         -             -             -
                                                                       -----------------------------------------
Total other comprehensive income                                          $ 3,168      $ (1,109)     $  2,059
                                                                       =========================================

                                                                                      PREDECESSOR
                                                                       -------------------------------------------
                                                                              PERIOD FROM JANUARY 1, 2003
                                                                               THROUGH DECEMBER 17, 2003
                                                                       -------------------------------------------
                                                                          BEFORE         TAX           NET OF
                                                                           TAX                          TAX
                                                                          AMOUNT                       AMOUNT
                                                                       -------------------------------------------

Unrealized holding gains arising during the period                       $  30,853     $ (10,798)    $   20,055
Less reclassification adjustment for gains realized in net income          (31,506)       11,027        (20,479)
                                                                       -------------------------------------------
Unrealized gains on investments                                               (653)          229           (424)
Foreign currency translation adjustment                                      6,565        (2,298)         4,267
                                                                       -------------------------------------------
Total other comprehensive income                                         $   5,912    $   (2,069)    $    3,843
                                                                       ===========================================

                      Financial Guaranty Insurance Company

                             (DOLLARS IN THOUSANDS)



14. COMPREHENSIVE INCOME (CONTINUED)


                                                                                      PREDECESSOR
                                                                       -------------------------------------------
                                                                                          2002
                                                                       -------------------------------------------
                                                                          BEFORE          TAX          NET OF
                                                                            TAX                         TAX
                                                                          AMOUNT                       AMOUNT
                                                                       -------------------------------------------
Unrealized holding gains arising during the period                       $  171,797    $  (60,129)   $  111,668
Less reclassification adjustment for gains realized in net income          (68,546)        23,991       (44,555)
                                                                       -------------------------------------------
Unrealized gains on investments                                            103,251        (36,138)       67,113
Foreign currency translation adjustment                                     (4,127)         1,445        (2,682)
                                                                       -------------------------------------------
Total other comprehensive income                                         $   99,124    $  (34,693)   $   64,431
                                                                       ===========================================

                                                                                       PREDECESSOR
                                                                       --------------------------------------------
                                                                                          2001
                                                                       --------------------------------------------
                                                                          BEFORE          TAX           NET OF
                                                                            TAX                          TAX
                                                                          AMOUNT                        AMOUNT
                                                                       --------------------------------------------

Unrealized holding gains arising during the period                       $   20,213    $    (7,075)   $   13,138
Less reclassification adjustment for gains realized in net income           (77,043)        26,965       (50,078)
                                                                       --------------------------------------------
Unrealized losses on investments                                            (56,830)        19,890       (36,940)
Foreign currency translation adjustment                                      (1,711)           599        (1,112)
                                                                       --------------------------------------------
Total other comprehensive loss                                           $  (58,541)   $    20,489    $  (38,052)
                                                                       ============================================